Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$216,552,435
Realized Trading Gain (Loss) on Swaps	130,877,513
Unrealized Gain (Loss) on Market Value of Futures	(133,367,940)
Unrealized Gain (Loss) on Market Value of Swaps	(58,205,022)
Dividend Income	90,815
Interest Income	43,712
ETF Transaction Fees	14,000
Total Income (Loss)	$156,005,513

Expenses
Investment Advisory Fee	$1,325,587
Brokerage Commissions	473,592
Tax Reporting Fees	132,000
NYMEX License Fee	58,659
Legal Fees	19,061
Non-interested Directors' Fees and Expenses	14,252
Audit Fees	13,151
SEC & FINRA Registration Expense	4,500
Total Expenses	$2,040,802
Net Gain (Loss)	$153,964,711

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$2,790,033,233
Additions (2,400,000 Units)	18,976,960
Withdrawals (19,800,000 Units)	(163,961,206)
Net Gain (Loss)	153,964,711

Net Asset Value End of Period	$2,799,013,698
Net Asset Value Per Unit (359,700,000 Units)	$7.78

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502